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THE LIMITED LIABILITY COMPANY CREATED BY THIS AGREEMENT
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, OR UNDER THE STATE BLUE SKY STATUTES
IN THE VARIOUS STATES WHERE THE INTEREST(S) MAY BE
OFFERED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR
HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT UNDER SAID ACT OR THE APPLICABLE
STATE BLUE SKY STATUTES OR SATISFACTORY ASSURANCE TO
THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. IN
ADDITION THE SALE OR TRANSFER OF ANY INTEREST(S) IN THE
COMPANY MUST BE MADE IN ACCORDANCE WITH THE PROVISIONS
OF THIS AGREEMENT. IN VIEW OF THESE RESTRICTIONS, THE
PURCHASER OF ANY INTEREST(S) IN THE COMPANY MUST BE
PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT
FOR AN INDEFINITE PERIOD OF TIME.


 OPERATING AGREEMENT OF AURORA BAY INVESTMENTS, L.L.C.

                    January 6,1998


     This Operating Agreement (the "Agreement") is made and entered into as of the 6th day of January, 1998, by and among CRAIG W. SPAULDING ("Spaulding"), ERWIN
INVESTORS I, L.L.C., a Washington limited liability company ("Erwin L.L.C."), and THILO BEST ("Best") as the initial members ("Members"). The parties agree to operate as a. limited liability company under the laws of the state of Washington, as follows:

     The parties hereto agree as follows:

     l. Definitions. The following terms used in the Agreement shall have the meanings specified below:

          1.1 "Act" means the Washington Limited
     Liability Company Act, as amended from time to time.

          1.2 "Additional Member" means a Member who has been admitted to all rights of membership pursuant to Section 14.5 below.

          1.3 "Adjusted Contribution Amount" with
     respect to each Member means the Capital
     Contributions pursuant to Sections 7.1 and 7.4 below.

          1.4 "Affiliate" means, with respect to the second person (as defined in this paragraph) (i) any person (the "first person") who directly or indirectly controls a second person, or owns or controls 10% or more of the outstanding securities of the second person; (ii) any officer, director, partner, or member of the immediate family of the second person; and (iii) if the second person is an officer, director, or partner, any company for which the second person acts in that capacity.
     Control includes the terms "controlled by" and "under common control with" and means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          1.5 "Agreement" means this Operating
     Agreement of the Aurora Bay Investments, L.L.C., as it may be amended from time to time.

          1.6 "Assignee" means a person who has
     acquired a Member's interest in whole

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     or part and has not become a Substitute Member.

          1.7 "Capital Account" means the account
     maintained for each Member in accordance with
     Section 7.5. In the case of a transfer of an interest, the transferee shall succeed to the Capital Account of the transferor or, in the case of a partial transfer, a proportionate share thereof

          1.8 "Capital Contribution" means the total amount of money and the fair market value of all property contributed to the Company by each Member pursuant to the terms of the Agreement. Capital
     Contribution shall also include any amounts paid.
     directly by a Member to any creditor of the Company in respect of any guarantee or similar obligation undertaken by such Member in connection with the Company's operations. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of the interest of such Member.

          1.9 "Capital Transaction" includes any of the following events, whether they occur in the Company or in any of the Subsidiaries:

               (a) Sale or other disposition of all or
          any part of the entity's property;

               (b) Financing or refinancing of all or
          any part of the entity's property;

               (c) Condemnation of all or any part of
               the entity's property;

               (d) Payments from insurance on account
          of a casualty to any of the entity's property other than payment for insurance on account of business or rental interruption;

               (e) Payments from title insurance on
          account of a defect in title to the entity's property or with respect to any other claim under a title policy in favor of the entity;
          or

               (f) Similar items o! transactions, the
          proceeds of which, under generally accepted accounting principles, are deemed attributable to capital.

          1.10 "Cash Available for Distribution" means all cash receipts of the Company in excess of amounts reasonably required for payment of operating expenses, repayment of current liabilities, repayment of such amounts of Company indebtedness as the Managers shall determine necessary or advisable, and the establishment of and additions to such cash reserves as the Managers shall deem necessary or advisable, including, but not limited to, reserves for capital expenditures, replacements, contingent or unforeseen liabilities, Project Loans to
     Subsidiaries, or other obligations of the Company.

          The following amounts shall be excluded from Cash Available for Distribution:

               (a) Cash at the time of the admission of Emeritus as a Member. Such amount shall be considered a reserve to be retained by the Company for future investment or other needs.

               (b) Proceeds from any Capital
          Transaction received by the Company, whether such proceeds are attributable to a Capital
          Transaction occurring at the

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          Company or are attributable to a Capital
          Transaction occurring at a Subsidiary, the proceeds of which are distributed to the Company by virtue of its Interest in the Subsidiary.

               (c) Proceeds from the sale by the
          Company of its assets or distributions
          received from a Subsidiary from the sale of the Subsidiary's assets.

          1.11 "Code" means the United States Internal
     Revenue Code of 1986, as amended. References to specific Code Sections or Treasury Regulations shall be deemed to refer to such Code Sections or Treasury Regulations as they may be amended from time to time or to any successor Code Sections or Treasury Regulations if the Code Section or
     Treasury Regulation referred to is repealed.

          1.12 "Company" means the Aurora Bay
     Investments, L.L.C. governed by the Agreement.

          1.13 "Company Property" means all the real and personal property owned by the Company.

          1.14 "Credit Agreement" means that certain
     Credit Agreement dated as of January 7,1998, by and between the Company and Emeritus Corporation.

          1.15 "Deemed Capital Account" means a
     Member's Capital Account as calculated from time to time, adjusted by (i) adding thereto the sum of
     (A) the amount of such Member's Mandatory
     Obligation, if any, and (B) each Member's share of Minimum Gain (determined after a decreases therein for such year) and

        (ii) subtracting therefrom (A) allocations of losses and deductions which are reasonably expected to be made as of the end of the taxable year to the Members pursuant to Code
        Section 704(e)(2), Code Section 706(d) and
        Treasury Regulation Section 1.751-1(b)(2)(ii), and (B) distributions which at the end of the taxable year are reasonably expected to be made to the Member to the extent that said distributions exceed offsetting increases to the Member's Capital Account (including allocations of the Qualified Income Offset pursuant to Section 8.5 but excluding allocations of Minimum Gain Charge back pursuant to Section 8.4) that are reasonably expected to occur during (or prior to) the taxable years in which such distributions are reasonably expected to be made.

          1.16 "Emeritus" means Emeritus Corporation, a
          Washington corporation.

          1.17 "Emeritus Corporation Loan" means a loan from Emeritus Corporation to the Company, to be made to the Company pursuant to the Credit
     Agreement, in an amount up to $5,000,000.00, with an option in favor of Emeritus Corporation to convert the loan to a Company Interest with a Percentage Interest of forty-eight percent (48%).

          1.18 "Interest" or "Company Interest" means the ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in the Agreement and in the Act, together with the obligations of such Member to comply with all the terms and provisions of the Agreement and the Act.

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          1.19 "Manager(s)" means those Member(s) and
     other persons who are appointed in accordance with this Agreement to exercise the authority of Manager under this Agreement and the Act. If at any time a Member who is a Manager ceases to be a Member for any reason, that Member shall simultaneously cease to be a Manager. If at any time Erwin Investors I, L.L.C. ceases to be a Member for any reason, Jerry Erwin shall simultaneously cease to be a Manager. The Managers of the Company as of the date of this Agreement are Craig W. Spaulding and Jerry Erwin.

          1.20 "Manager Loan" means a loan made to the Company by a Manager or an Affiliate of a Manager.

          121 "Mandatory Obligation" means the sum of
     (i) the amount of a Member's re contribution obligation (including the amount of any Capital
     Account deficit such Member is obligated to restore upon liquidation) provided that such contribution must be made in all events within ninety (90) days of liquidation of the Member's interest as determined under Treasury Regulation
     Section 1.704- 1(b)(2)(ii)(g) and (ii) the additional amount, if any, such Member would be obligated to contribute as of year end to retire` recourse indebtedness of the Company if the Company were to liquidate as of such date and dispose of all of its assets at book value.

          1.22 "Member(s)" means those persons who execute a counterpart of this Agreement and those persons who are hereafter admitted as members under Section 14.4 below.

          1.23 "Minimum Gain" means the amount
     determined by computing, with respect to each non-recourse liability of the Company, the amount of gain, if any, that would be realized by the Company if it disposed of the Company Property subject to such non-recourse liability in full satisfaction thereof in a taxable transaction and then by aggregating the amounts so determined. Such gain shall be determined in accordance with Treasury
     Regulation Section 1.704-2(d). Each Member's share of Minimum Gain at the end of any taxable year of the Company shall be determined in accordance with Treasury Regulation Section 1.704-2(g)(1).

          1.24 "Net Income" or "Net Loss" means taxable income or loss (including items requiring separate computation under Section 702 of the Code) of the Company as determined using the method of accounting chosen by the Managers and used by the Company for federal income tax purposes, adjusted in accordance with Treasury Regulation Section
     1.704-1(b)(2)(iv)(g), for any property with differing tax and book values, to take into account depreciation, depletion, amortization, and gain or loss as computed for book purposes.

          1.25 "Percentage Interest" means the percent interest of each Member as set forth on Appendix A

          1.26 "Project" means any senior housing
     facility owned and developed by a Subsidiary of the Company.

          1.27 "Project Loan" means, with respect to each of the Projects, the loan or loans made by the Company to a Subsidiary owning such Project, funded out of the proceeds of the Emeritus
     Corporation Loan, and income and other funds available to the Company.

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          1.28 "Senior Debt" means the construction and
     short-term permanent financing arranged by the Company to construct and develop the Project as described in Section 7.7 hereof, including Take-out Commitments.

          1.29 "Subsidiary" means an entity (whether a corporation, limited liability company, partnership, or limited partnership) owned in whole or in part by the Company and controlled by the Company.

          1.30 "Subsidiary Loan" means a loan made by the Company to a Subsidiary from proceeds of loans made to the Company by the Managers.

          1.31 "Substitute Member" means an Assignee who has been admitted to all of the rights of membership pursuant to Section 14.4 below.

       2. Formation. The Members hereby agree to operate the Company under the terms and conditions set forth herein, Except as otherwise provided herein, the rights and liabilities of the Members shall be governed by the Act.

            2.1 Defects as to Formality. A failure to observe any formalities or requirements of this Agreement, the certificate of formation for the Company, or the Act shall not be grounds for imposing personal liability on the Members or Managers for liabilities of the Company.

            2.2  No Partnership Intended for Non-tax
       Purpose. The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership under either the Washington Uniform Partnership Act or the
       Washington Uniform I Limited Partnership Act or a corporation under the Washington Business
       Corporation Act. The Members do not intend to be partners one to another or partners as to any third party. The Members hereto agree and acknowledge that the Company is to be treated as a partnership for federal income tax purposes.

            2.3 Rights of Creditors and Third Parties.
       This Agreement is entered into among the Company
       and the Members for the exclusive benefit of the
       Company, its Members, their successors, and
       assigns. The Agreement is expressly not intended
       for the benefit of any creditor of the Company
       or any other person. Except, and only to the
       extent provided by applicable statute, no such
       creditor or third party shall have any rights
       under the Agreement or any agreement between the
       Company and any Member with respect to any
       Contribution or otherwise.
 ..

            2.4 Title to Property. All Company Property shall be owned by the Company as an entity, and no Member shall have any ownership interest in such Property in the Member's individual name or right. Each Member's interest in the Company shall be personal property for all purposes.
       Except as otherwise provided in this Agreement, the Company shall hold all Company Property in the name of the Company and not in the name or names of any Member or Members.

            2.5  Payments of Individual Obligations The
       Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member unless otherwise provided for herein.

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     3. Name. The name of the Company shall be AURORA
BAY INVESTMENTS, L.L.C. The Managers may from time to time change the name of the Company or adopt such trade or fictitious names as they may determine to be appropriate.

     4. Office: Agent for Service of Process. The principal office of the Company shall be at 520 Pike
Street, Seattle, Washington 98101. The Company may maintain such other offices at such other places as the Managers may determine to be appropriate. The agent for service of process for the Company shall be CT
Corporation System at the above address.

     5. Purposes. The primary purpose and general character of the business of the Company is to own and/or control Subsidiaries that own, develop, operate, and acquire senior housing facilities, and to engage in any lawful act or activity for which a limited liability company may be organized under the laws of the State of Washington, incident, necessary, advisable, or desirable to carry out the purpose of the Company.

     6. Term. The term of the Company commenced upon the filing of the certificate of formation for the Company in the office of the Washington Secretary of State on December 17,1997, and shall continue until January 1, 2027, unless sooner dissolved, wound up, and terminated in accordance with the provisions of this Agreement and the Act.

     7. Percentage Interests and Capital Contributions.

          7.1 . The Members made initial Capital
     Contributions to the Company in the amounts set forth on Appendix A for the Percentage Interests in the Company as shown on Appendix A

          7.2 No Interest on Capital. No Member shall be entitled to receive interest on such Members
     Capital Contributions or such Member's Capital
     Account.

          7.3 No Withdrawal of Capital. Except as
     otherwise provided in this Agreement, no Member shall have the right to withdraw or demand a return of any or all of such Member's Capital
     Contribution, It is the intent of the Members that no distribution (or any part of any distribution) made to any Member pursuant to Section 10 hereof shall be deemed a return or withdrawal of Capital
     Contributions, even if such distribution represents (in full or in part) a distribution of revenue offset by depreciation or any other noncash item accounted for as an expense, loss, or deduction from, or offset to, the Company's income and that no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member, including
     Managers.

          7.4 Additional Capital

               (a) Except as otherwise provided for
          herein or mutually agreed upon by the
          Members, no Member shall be obligated to make aa additional capital contribution to the Company.

               (b) Under the terms of the Emeritus
          Corporation Loan, the Company is entitled to use the proceeds thereof to make Project
          Loans to a Subsidiary to supplement a Senior
          Debt for the acquisition and development of a Project. In

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          the event additional capital is needed, with
          respect to any Project acquired and developed by the Subsidiary, in excess of the Senior
          Debt, funds available from the Emeritus
          Corporation Loan, and cash on hand, for
          construction cost overruns in the
          construction and development of a Project by a Subsidiary and/or the operating costs of a Subsidiary, including, without limitation, interest due upon debt and all other expenses not capitalized, the Company shall provide such funds in the form of a Project Loan from income and other funds available to it and evidenced by a Project Promissory Note in the form attached as Exhibit "D" to the Credit
          Agreement. In the event the Company is unable to provide such necessary funds, the Managers, at the Managers' election, or Affiliates thereof (the "Lending Manager"), may loan funds to the Company ("Manager
          Loans") for the purpose of making Subsidiary
          Loans to a Subsidiary, in such amounts as the .Managers or their Affiliates determine, up to amounts sufficient to pay such costs of the Subsidiary. The Manager Loans shall bear interest at a rate equal to the lesser of nine percent (9%) per annum or, if such funds are borrowed by the Lending Manager, the Lending Manager's cost of such funds. Prior to maturity, the principal and accrued interest on the Manager Loans shall be paid in quarterly installments to the extent the Company has available cash on hand to pay the same. The term "available cash on hand" shall mean, for purposes of this paragraph, available cash from all sources less amounts next becoming due under the Senior Debt and the Emeritus Corporation Loan, together with current costs and expenses of operation of the Company. Each Loan and Subsidiary Loan shall be evidenced by a promissory note.
          Interest shall be payable on the Subsidiary
          Loans quarterly to the extent the Subsidiary has available cash on hand to pay the same.
          All amounts owing under the Manager Loans and the Subsidiary Loans shall in any event become due and payable on January 15, 2003.
          The Manager Loans shall be an obligation of the Company and shall be repaid prior to any distributions to the Members. All sums outstanding on each Project Loan on the date
          Emeritus exercises its right to convert the Emeritus Corporation Loan to a Company
          Interest shall be considered as additional contributed capital by the Company to the Subsidiary owing such Project Loan.

               (c) Pursuant to the terms of the Credit
          Agreement and the Convertible Promissory Note to be executed by the Company in favor of Emeritus; Emeritus shall have the option, exercisable at any time in its sole discretion, to convert the Emeritus
          Corporation Loan into an equity interest in the Company and to become a Member of the Company. The procedures for exercising such conversion rights are set forth in the Convertible Promissory Note. If Emeritus so exercises its conversion rights, it shall become a Member of the Company, shall have credited against its Capital Account the outstanding principal balance, together with accrued but unpaid interest, on the Emeritus
          Corporation Loan, plus any other amounts due thereunder and shall thereafter be entitled to participate in cash distributions from the Company as provided for in this Agreement, be allocated profits, gains, losses, deductions and credits, and items thereof as stipulated in Section 8 and have such voting and other rights as are set forth in this Agreement.
          Moreover, upon conversion, Emeritus will be assigned a 48% Percentage Interest in the Company, and the then existing Percentage
          Interests of the other Members will be
          proportionately reduced and the Manager will prepare and include in the Company's books and records a revised Appendix A showing the Percentage Interests of all Members, including Emeritus. By the execution of this Agreement, each of the Managers and each of existing Members hereby consents to and approves Emeritus's admission as a

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

          new Member of the Company upon Emeritus's exercise of its conversion rights under the Convertible Promissory Note, and such admission will be effective upon receipt of written notice of Emeritus's exercise of the option to convert such debt into an equity interest in the Company.

               (d) If Emeritus becomes a Member upon
          the conversion of the Emeritus Corporation
          Loan as permitted by Section 7.4(c) and if at the time of such conversion, the Company has not yet borrowed in full the amounts that could have been borrowed from Emeritus under the Credit Agreement, Emeritus shall make, from time to time, additional capital contributions to the Company [beyond the capital contribution made upon the conversion as stated in Section 7.4(c)), in an amount up to the unutilized portion of the credit facility under the Credit Agreement, if and when the Company requests that such funds be made available to it to finance project loans to be made to its Subsidiaries; provided, however, that the amount, timing, and obligation to make such additional capital contributions by Emeritus shall be subject to the terms and conditions of the Credit
          :Agreement as though such Credit Agreement were still in full force and effect and its terms incorporated in reference in their entirety into this Agreement. Such capital contributions, if and- when made to the Company, shall be credited against the Capital Account of Emeritus.

          7.5 Capital Accounts. The Company shall
     establish and maintain a Capital Account for each Member in accordance with Treasury Regulations issued under Section 704. The initial Capital
     Account balance for each Member shall be the amount of initial Capital Contributions made by each Member under Section 7.1 above. The Capital
     Account of each Member shall be increased to reflect (i) such Member's cash contributions, (ii) the fair market value of property contributed by such Member (net of liabilities securing such contributed property that the Company is considered to assume or take subject to Code
     Section 752), (iii) such Member's share of Net
     Income (including all gain as calculated pursuant to Section 1001 of the Code) of the Company and
     (iv) such Member's share of income and gain exempt from tax. The Capital Account of each Member shall be reduced to reflect (a) the amount of money and the fair market value of property distributed to such Member (net of liabilities securing such distributed property that the Member is considered to assume or take subject to under Section 752),
     (b) such Member's share of non-capitalized expenditures not deductible by the Company in computing its taxable income as determined under Code Section 705(a)(2)(B), (c) such Member's share of Net Loss of the Company and (d) such Member's share of amounts paid or incurred to organize the Company or to promote the sale of Company
     Interests to the extent that an election under Code Section 709(b) has not properly been made for such amounts. The Managers shall determine the fair market value of all properly which is distributed in land, and the Capital Accounts of the Members shall be adjusted as though the property had been sold for its fair market value and the gain or loss attributable to such sale allocated among the Members in accordance with
     Section 8, as applicable. In the event of a contribution of property with a fair market value which is not equal to its adjusted basis (as determined for federal income tax purposes), a revaluation of the Members' Capital Accounts upon the admission of new members to the Company, or in other appropriate situations as permitted by Treasury Regulations issued under Code Section
     704, the Company shall separately maintain "tax"
     Capital Accounts solely for purposes of taking into account the variation between the adjusted tax basis and book value of Company Property in tax allocations to the Members consistent with the principles of Code Section 704(c) in accordance with the rules prescribed in Treasury Regulations promulgated under Code Section 704.

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          7.6 Default. In the event any Member shall
     fail to contribute any cash or property when due hereunder, such Member shall remain liable therefor to the Company, which may institute pr in any court of competent jurisdiction in connection with which such Member shall pay the costs of such collection, including reasonable attorneys' fees.
     Any compromise or settlement with a Member failing to contribute cash or property due hereunder may be approved by a majority by Percentage Interest of the other Members.

          7.7 Financing. The Company shall arrange a
     Senior Debt financing for the development and lease-up of each Project developed by the Company in accordance with the development budget submitted to and approved by the Managers. Each
     Subsidiary is hereby granted the specific authority to enter into the Senior Debt and to execute and grant such mortgages, deeds of trust, assignments, pledges, notes, instruments, and other documents that the Managers determine are necessary or convenient for purposes of obtaining each Senior Debt. Subject to the funding of the Emeritus Corporation Loan, the Company shall lend up to the sum of $750,000.00 to each of its Subsidiaries for the purpose of defraying all of its costs for the acquisition, development, and operation of a Project in excess of a Senior Debt.
     Each Project Loan shall be evidenced by a promissory note, in the form attached hereto as Exhibit "1". and contain such other conditions, covenants, and warranties by the Subsidiary as are required by the Managers and the provisions of the Senior Debt, subject to the approval of Emeritus.

     8. Allocations.

          8.1 Allocations of Net Income.


               (a)  Allocation of Net Income Other than
          Gain Attributable to a Capital Transaction.
          After giving effect to the special
          allocations pursuant to Sections 83, 8.4, and 85, Net Income other than Net Income attributable to a Capital Transaction shall be allocated among the Members in the following order of priority:

                    (i) First, among the Members in
               proportion to, and to the extent of the
               excess, if any, of (i) the cumulative
               Net Losses allocated to such Members
               pursuant to Section 8.2(a)(iii) for all
               prior periods, over (ii) the cumulative
               Net Income allocated to such Members
               pursuant to this Section 8.1(a)(i) for
               the current and all prior periods;
               provided, however, that in the event
               Emeritus is admitted as a Member of the
               Company, thereafter this paragraph shall apply solely to cumulative Net Losses and cumulative Net Income allocated to all Members (including Emeritus) after
               Emeritus's admission to the Company as a Member.

                    (ii) Second, among the Members in
               proportion to, and to the extent of the
               excess, if any, of (i) the cumulative
               Net Losses allocated to such Members
               pursuant to Section 82(a)(ii) for all
               prior periods, over (ii) the cumulative
               Net Income allocated to such Members
               pursuant to this Section 8.1(a)(ii) for
               the current and all prior periods; and

                    (iii) Thereafter, among the Members
               in proportion to their respective
               Percentage Interests.

               (b) Allocations of Net Income
          Attributable to a Capital Transaction. After giving effect to the special allocations pursuant to Sections 83, 8.4, and 8.5, Net
          Income attributable to a Capital Transaction shall be allocated among the Members in the following order of priority:

                    (i) First, in the event that one or
               more of the Members have a negative
               Capital Account balance at the time of
               the allocation, among the Members in
               proportion to the negative balances
               until such Capital Account balances are
               brought to zero;

                    (ii) Second, to Emeritus until the
               excess, if any, of the (i) cumulative
               Net Losses allocated to Emeritus
               pursuant to Section 8.1(a) and 82(b) for the current and all prior periods over
               (ii) the cumulative Net Income allocated to Emeritus pursuant to Sections 8.1(a) and 8.1(b) for the current and all prior periods;

                    (iii) Third, to the Members other
               than Emeritus (the "Other Members"), in
               proportion and to the extent of an
               amount equal to the excess, if any, of
               (i) their negative Capital Accounts at
               the time Emeritus became a Member
               (stated as a positive number) over (ii)
               the amount of Net Income allocated to
               those Other Members under Section
               8.1(b)(i) for the current and all prior
               periods; and

                    (iv) Thereafter, among the Members
               in proportion to their respective
               Percentage Interests.

            The Company shall close the books of the Company as of the date of any Capital
       Transaction and compute, as of that date, the Net Income or the Net Loss attributable to such Capital Transaction, as well as the Net Income or the Net Loss of the Company from the end of the last fiscal year or the date of the last closing of the Company's book pursuant to this paragraph, whichever date is later, through and including the date of the Capital Transaction.

           8.2 Allocation of Net Loss

               (a)  Allocation of Net Loss Other than
          Net Loss Attributable to a Capital
          Transaction. After giving effect to the special allocations set forth in Sections 83, 8.4, and 8S, Net Loss other than Net Loss attributable to a Capital Transaction shall be allocated among the Members in the following order of priority:

                    (i) First, among the Members in
               proportion to, and to the extent of the
               excess, if any, of (i) the cumulative
               Net Income allocated to such Members
               pursuant to Section 8.1(a)(iii) for all
               prior periods, over (ii) the cumulative
               Net Losses allocated to such Members
               pursuant to this Section 82(a)(i) for
               the current and all prior periods;
               provided, however, that in the event
               Emeritus is admitted as a Member of the
               Company, thereafter this paragraph shall apply solely to cumulative Net Losses and cumulative Net Income allocated to all Members (including Emeritus) after
               Emeritus's admission to the Company as a Member;

                    (ii) Second, to the Members in
               proportion to their total capital
               contributions, until their Capital
               Account balances are equal to zero; and,

                    (iii) Thereafter, among the Members
               in proportion to their respective
               Percentage Interests.

               (b) Allocation of Net Loss Attributable
          to a Capital Transaction. After giving effect to the special allocations set forth in Sections 8.3, 8.4, and 8.5, Net Loss attributable to a Capital Transaction shall be allocated among the Members in the following order of priority:

                    (i) First, among the Members in
               proportion to, and to the extent of the
               excess, if any, of (i) the cumulative
               Net Income attributable to Capital
               Transactions allocated to such Members
               pursuant to Section 8.1(b)(iii) for all
               prior periods, over (ii) the cumulative
               Net Losses attributable to Capital
               Transactions allocated to such Members
               pursuant to this Section 82(b)(i) for
               the current and all prior periods;

                    (ii) Second, to the Members in
               proportion to their total Capital
               Contributions, until their Capital
               Account balances are equal to zero;

                    (iii) Third, in the event Emeritus
               is admitted as a Member of the Company,
               to Emeritus until Emeritus's Capital
               Account balance is equal to zero; and

                    (iv) Thereafter, among the Members
               in proportion to their respective
               Percentage Interests.

          8.3 Limitation on Net Loss Allocations.
     Notwithstanding anything contained in this Section
     8, no Member shall be allocated Net Loss to the extent such allocation would cause a negative balance in such Member's Deemed Capital Account as of the end of the taxable year to which such allocation relates.

          8.4 Minimum Gain Chargeback If there is a net decrease in Minimum Gain during a taxable year of the Company, then notwithstanding any other provision of this Section 8 or Section 16.3, each Member must be allocated items of income and gain for such year and succeeding taxable years to the extent necessary (the
     "Minimum Gain Chargeback"), in proportion to, and to the extent of an amount required under Treasury
     Regulation Section 1.704-2(f).

          8.5 Qualified Income Offset. If at the end of any taxable year and after operation of Section
     8.4, any Member shall have a negative balance in such Member's Deemed Capital Account, then notwithstanding anything contained in this Section
     8, there shall be reallocated to each Member with a negative balance in such Member's Deemed Capital
     Account (determined after the allocation of income, gain, or loss under this Section 8 for such year), each item of Company gross income
     (unreduced by any deductions) and gain in proportion to such negative balances until the Deemed Capital Account for each such Member is increased to zero.

          8.6 Curative Allocations. The allocations set forth in Sections 8.3, 8.4, and 8.5

     (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury
     Regulations issued pursuant to Code Section
     704(b). It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory
     Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 8.6. Therefore, notwithstanding any other provision of this
     Section 8 (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital
     Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 8.1 and 82.

          8.7 Modification of Company Allocations. It is the intent of the Members that each Member's distributive share of income, gain, loss, deduction, or credit (or items thereof) shall be determined and allocated in accordance with this
     Section 8 to the fullest extent permitted by
     Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Section 8, the Managers shall be, and hereby are, authorized and directed to allocate income, gain, loss, deduction, or credit
     (or items thereof) arising in any year differently from the manner otherwise provided for in this
     Section 8 if and to the extent that, allocation of income, gain, loss, deduction, or credit (or items thereof) arising in any year different from the manner otherwise provided for in this Section 8 if and to the extent that, allocation of income, gain, loss, deduction, or credit (or items thereof) in the manner provided for in this
     Section 8 would cause the determination and allocation of each Member's distributive share of income, gain, loss, deduction, or credit (or items thereof) not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this
     Section 8.7 shall be made only after the Managers have secured an opinion of counsel that such modification is the minimum modification required to comply with Code Section 704(b) and shall be deemed to be a complete substitute for any allocation otherwise provided for in this Section
     8, and no amendment of this Agreement or approval of any Member shall be required. The Members shall be given notice of the modification within thirty
     (30) days of the effective date thereof such notice to include the text of the modification and a statement of the circumstances requiring the modification to be made.

          8.8 Deficit Capital Accounts at Liquidation.
     It is understood and agreed that one purpose of the provisions of this Section 8 is to insure that none of the Members has a deficit Capital Account balance after liquidation and to insure that all allocations under this Section 8 will be respected by the Internal Revenue Service.

     The Members and the Company neither intend nor expect that any Member will have a deficit Capital
     Account balance after liquidation; and,
     notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement shall be construed and interpreted to give effect to such intention. However, if following a liquidation of a Member's interest as determined under Treasury Regulation Section 1.704-
     1(b)92)(ii)(g), a Member has a deficit balance in such Member's Capital Account after the allocation of Net Income pursuant to this Section 8 and
     Section 16.3 and all other adjustments have been made to such Member's Capital Account for Company operations and liquidation, no Member shall have any obligation to restore such deficit balance.

     9. Company Expenses. In addition to the costs to be reimbursed to the Managers pursuant to the provisions of Section 11.8 hereof but subject to the limitations set forth therein, the Company shall pay, and the Managers shall be reimbursed for, all costs and expenses of the Company, which may include, but are not limited to:

               (a) All organizational expenses incurred in the formation of the Company and the selling of interests in the Company;

               (b) All costs of personnel employed by
               the Company;

               (c) All costs reasonably related to the
          conduct of the Company's day-to-day business affairs, including, but without limitation, the cost of supplies, utilities, taxes, licenses, fees, and services contracted from third Parties;

               (d) All costs of borrowed money, taxes,
          and assessments on Company Property and other taxes applicable to the Company;

               (e) Legal, audit, accounting, brokerage, and other fees;

               (f) Printing and other expenses and
          taxes incurred in connection with the
          issuance, distribution, transfer,
          registration, and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company;

               (g) Fees and expenses paid to
          contractors, mortgage bankers, brokers and services, leasing agents, consultants, onsite managers, real estate brokers, insurance brokers, and other agents, including affiliates of the Managers;

               (h) Expenses in connection with the
          acquisition, preparation, design, planning, construction, development, disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, financing, and refinancing and operation of Company Properly
          (including the costs and expenses of legal and accounting fees, insurance premiums, real estate brokerage, leasing commissions, and maintenance of such properly);

               (i) The cost of insurance obtained in
          connection with the business of the Company;

               (j) Expenses of revising, amending,
          converting, modifying, or terminating the
          Company;

               (k) Expenses in connection with
          distributions made by the Company to, and communications and bookkeeping and clerical work necessary in maintaining relations with, Members;

               (1) Expenses in connection with
          preparing and reports required to be
          furnished to Members for investment, tax reporting, or other purposes that the Managers deem appropriate;

               (m) Costs incurred in connection with
          any litigation, including any examinations or audits by regulatory agencies; and

               (n) Costs of preparation and
          dissemination of informational material and documentation relating to potential sale, refinancing, or other disposition of Company properties.

        10. Distributions.

          10.1 Distributions of Cash Available for
     Distribution. At such times and in such amounts as the Managers in their discretion determine appropriate subject to all restrictions concerning distributions contained herein and in the Emeritus
     Corporation Loan, Cash Available for Distribution shall be distributed to the Members in proportion to their respective Percentage Interests.

          10.2  Distributions of Net proceeds
     Attributable to Capital Transactions. Except in connection with a Capital Transaction resulting in a dissolution of the Company (thereby triggering the application of Section 162(b)], in the event the Company receives any net proceeds from any Capital Transaction, whether such net proceeds are attributable to a Capital Transaction occurring at the Company or attributable to a Capital
     Transaction occurring at a Subsidiary, the proceeds of which are distributed to or otherwise paid to the Company, such net proceeds shall be distributed in the following order of priority:

               (a) If Emeritus has not become a Member
          but the Emeritus Corporation Loan has not been fully repaid, then such net proceeds shall be applied toward the repayment of any and all amounts due under the Emeritus
          Corporation Loan, unless Emeritus consents in writing to permit part or all of such net proceeds to be used for some other purpose;
          and, to the extent, if any, that part or all of such net proceeds may be distributed to the Members with Emeritus's consent, such distributions shall be made to the Members in proportion to their respective Percentage
          Interests.

               (b) If Emeritus has become a Member,
          then the net proceeds from the Capital
          Transaction shall be distributed as follows:

                    (i) First, to the Members other
               than Emeritus (the "Other Members") in
               an amount sufficient to permit such
               Other Members to cover their Estimated
               Tax Liability (as defined below) with
               respect to the Capital Transaction
               giving rise to the net proceeds
               available for distribution. For purposes of this Section, the Member's Estimated
               Tax Liability is equal to (a) the excess of (i) the taxable income recognized by the Company attributable to such Capital
               Transaction allocated to the Member over
               (ii) the cumulative amount of taxable
               losses from whatever source recognized
               by the Company and allocated to such
               Member and not previously offset by
               other allocations of taxable income to
               such Member, multiplied by (b) the
               highest U.S. federal statutory marginal
               ordinary or capital (as the case may be) income tax rate then applicable for individuals;

                    (ii) Second, to Emeritus until the
               cumulative amount distributed to
               Emeritus under this Section 102(b)(ii),
               with respect to this and all prior
               Capital Transactions, is equal to
               Emeritus's total Capital Contributions
               to the Company;

                    (iii) Third, to Emeritus until the
               cumulative amount distributed to
               Emeritus under this Section 102(b)(iii), with respect to this and all prior
               Capital Transactions, is equal to the
               excess of (A) the cumulative amount
               distributed to the Other Members under
               Section 102(b)(i) divided by such Other
               Members' aggregate Percentage Interests
               over (B) the cumulative amount
               distributed to such Other Members under
               Section 102(b)(i);

                    (iv) Fourth, to the Other Members
               until the cumulative amount distributed
               to such Other Members under this Section
               10.2(b)(iv), with respect to this and
               all prior Capital Transactions, is equal to their respective Capital
               Contributions to the Company; and

                    (v) Thereafter, among the Members
               in proportion to their respective
               Percentage Interests.

          10.3 If Emeritus becomes a Member of the Company, the Managers shall cause the Company to make quarterly distributions of Cash Available for Distribution, no later than 45 days after the end of each calendar quarter. In computing Cash
     Available for Distribution, the Managers may set aside reasonable amounts as reserves for capital expenditures, replacements, contingent or unforeseen liability, or other obligations of the Company; but the amounts of such reserves shall be reassessed at the end of each quarter to determine whether such balances are adequate in amount, should be increased or decreased, and if decreased, the excess reserves will be available for distribution to the Members. Moreover, Cash
     Available for Distribution may not be used by the Company to make investments in new Projects without the prior consent of Emeritus. It is the intent of the Parties to make periodic distributions of Cash Available for Distribution if and when such excess cash is available and not to hold such funds to build up reserves beyond reasonable amounts or to make investments in new
     Projects.


        11.     Powers, Rights, and Obligations of
        Managers

             11.1 General Authority and Powers of
        Managers. Except as provided in Section 11.7 and elsewhere in the Agreement, the Managers shall have the exclusive right and power to manage, operate, and control the Company and to do all things and make all decisions necessary or appropriate to carry on the business and affairs of the Company. All decisions required to be made by the Managers shall require the approval of all Managers, except as the Managers shall otherwise agree. In the event the Managers shall be unable to agree upon any matter described in this Section 11.1, then the Managers shall provide written notice of the proposed action to all Members, and the decision of Members holding a majority of the Percentage Interests in the Company shall be binding upon the Managers. The authority of the Managers shall include, but shall not be limited to, the following:

                  (a) To spend the capital and revenues
                  of the Company;

                  (b) To manage, sell, develop,
             improve, operate, and dispose of any
             Company properties and assets, including to act on behalf of the Company with respect to any partnership or joint venture in which the Company participates;

                  (c) To employ persons, firms, and/or
             corporations for the operation and
             management of the Company's business and for the operation and development of the properties and assets of the Company, including, but not limited to, sales agents, management agents, architects, engineers, contractors, attorneys, and accountants;

                  (d) To acquire, lease, and sell
             personal and/or real property, hire and
             fire employees, and to do all other acts necessary, appropriate, or helpful for the operation of the Company business;

               (e) To execute, acknowledge, and deliver any and all instruments to effectuate any of the foregoing powers and any other powers granted the Managers under the laws of the state of Washington or other provisions of this Agreement;

               (f) To enter into and to execute
          agreements for employment or services, as well as any other agreements and all other instruments the Managers deem necessary or appropriate to operate the Company's business and to operate and dispose of Company properties and assets or to effectively and properly perform its duties or exercise its powers hereunder;

               (g) To borrow money on a secured or
          unsecured basis from individuals, banks, and other lending institutions to finance its Subsidiaries in the construction of a Project or refinance Company assets, to meet other
          Company obligations, provide Company working capital and for any other Company purpose, and to execute promissory notes, mortgages, deeds of trust, and assignments of Company
          Property and assets, and such other security instruments as a lender of funds may require, to secure repayment of such borrowings;
          provided, that no individual, entity, bank, or other lending institution to which the Managers apply for a loan shall be required to inquire as to the purpose for which such loan is sought, and as between the Company and such individual, entity, bank, or other lending institution, it shall be conclusively presumed that the proceeds of such loan are to be, and will be, used for purposes authorized under the terms of this Agreement;

               (h) To enter into such agreements and
          contracts and to give such receipts,
          releases, and discharges, with respect to the business of the Company, as the Managers deem advisable or appropriate;

               (i) To purchase, at the expense of the
          Company, such liability and other insurance as the Managers, in their sole discretion, deem advisable to protect the Company's assets and business; however, the Managers shall not be liable to the Company or the other Members for failure to purchase any insurance; and

               (j) To sue and be sued, complain,
          defend, settle, and/or compromise with
          respect to any claim in favor of or against the Company, in the name and on behalf of the Company.

               (k) To lend money to the Company to pay
          Company operating costs, including, without limitation, all start-up costs, upon such terms and conditions as the Manager shall reasonably determine.

          11.2 Time Devoted to Company, Other Ventures.
     The Managers shall devote so much of their time to the business of the Company as in their judgment the conduct of the Company's business reasonably requires. The Managers and the other Members may engage in business ventures and activities of any nature and description independently or with others, whether or not in competition with the business of the Company, and shall have no obligation to disclose business opportunities available to them, and neither the Company nor any of the other Members shall have any rights in and to such independent ventures and activities or the income or profits derived therefrom by reason of their acquisition of interests in the Company.
     This Section 11.2 is intended to modify any provisions or obligations of the Act to the contrary, and each of the Members and the Company hereby waives and releases any claims they may have under the Act with respect to any such activities or ventures of the Managers or other
     Members.

          11.3 Liability of Managers to Members and
     Company. In carrying out its duties and exercising the powers hereunder, the Managers shall exercise reasonable skill, care, and business judgment. A
     Manager shall not be liable to the Company or the Members for any act or omission performed or omitted by it in good faith pursuant to the authority granted to it by this Agreement as a Manager or Tax Matters Partner (as defined in the
     Code) unless such act or omission constitutes negligence or willful misconduct by such Manager.

          11.4 Indemnification. The Company shall
     indemnify and hold harmless the Managers from any loss or damage, including attorneys' fees actually and reasonably incurred by it, by reason of any act or omission performed or omitted by it on behalf of the Company or in furtherance of the Company's interests or as Tax Matters Partner;
     however, such indemnification or agreement to hold harmless shall be recoverable only out of the assets of the Company and not from the Members.
     The foregoing indemnity shall not extend to acts or omissions adjudged to constitute gross negligence or willful misconduct by such Manager.

          11.5 Fiduciary Responsibility. The Managers shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and all such funds and assets shall be used in accordance with the terms of this Agreement.

          11.6 Contract with the Managers.

               (a) Without limitation upon the other
          powers set forth herein, the Managers are expressly authorized for, in the name and on behalf of the Company to:

                    (i) Cause the Company to reimburse
               the Managers and Members for expenses
               incurred on behalf of the Company in
               accordance with Section 11.8;

                    (ii) Loan monies to Subsidiaries of
               the Company in connection with the
               development, construction, and
               operations of the Projects as
               contemplated and permitted by paragraph
               7.4(b) above;

                    (iii) Engage South Bay Partners,
               Inc., an Affiliate of Craig W.
               Spaulding, to provide certain
               development services to each of the
               Subsidiaries developing a Project
               pursuant to the terms and conditions
               of a Development Services Agreement, the form and substance of which is set forth in Exhibit "2" attached hereto;

                    (iv) Engage Jerry Erwin Associates,
               Inc., an Affiliate of Jerry Erwin, to
               manage each of the Projects pursuant to
               the terms and conditions or a Property
               Management Agreement, the form and
               substance of which is set forth in
               Exhibit "3" attached hereto.

               (b) The Company may not enter into any
          other agreement, contract, or arrangement with a Manager, Member, or an Affiliate thereof or provide for an amendment to any of the preauthorized transactions, pursuant to which such person may profit or benefit, unless and until each of the following conditions is satisfied:

                    (i) Such agreement, contract, or
               arrangement or amendment is embodied in
               a written contract that describes the
               goods to be provided, the services to be rendered or the property to be sold, transferred, assigned, or conveyed, and all compensation, payments, remuneration, or other consideration to be paid;

                    (ii) Such agreement, contract, or
               arrangement is promptly disclosed and
               its terms summarized in the reports to
               the Members and to Emeritus;

                    (iii) Such agreement, contract, or
               arrangement is approved or ratified by a majority vote of the Member (excluding for this purpose the Interests held by the interested Member) and by Emeritus;
               and

                    (iv) Once approved, such agreement,
               contract, or arrangement may not be
               amended, modified, or supplemented
               without the prior approval of a majority of the Members (excluding for this purpose the Interests held by the interested Member) and by Emeritus.

               (c) The duty of the Managers to the
          Company and to the Members with respect to the administration, enforcement, and termination of agreements described in
          Sections 11.6(a) through 11.6(d) shall be to act in good faith and in a commercially reasonable manner as established by applicable usages of trade.

                (d) The foregoing provisions are
           specifically included herein for the benefit of the Company and all the Members to enable the Company to operate efficiently and expeditiously, consistent with the standard set forth, and the Members hereby waive and release any claims they may have under the Act for any contracts of agreements entered into by the Managers which are consistent with the provisions of this Section 11.6.

          11.7 Restrictions on Authority of Managers.

               The Company will not take any of the
          acts enumerated below or cause or permit any of its Subsidiaries to take similar acts, unless proposed by the Managers and approved by Emeritus or unless requested by Emeritus and approved by Emeritus and Members holding a majority of the outstanding

          Interests, with or without the concurrence of the Managers:

                    (i) The sale, exchange, or other
               disposition of entity assets having a
               fair market value of $50,000.00 or more;

                    (ii) The sale, exchange, or other
                    disposition of any real estate
               assets;

                    (iii) The incurrence of any
               indebtedness by the entity, whether
               secured or unsecured, recourse or non-
               recourse, in an amount of $100,000.00 or more (standing authorization may be given for certain accounts receivable financing or a permanent line of credit for the benefit of the entity);

                    (iv) Any decision to expand or
               broaden the scope of the entity's
               business beyond that specifically
               authorized in the entity's
               organizational documents;

                    (v) Any expenditures for capital
               improvements or assets in excess of
               $50,000.00;

                    (vi) The approval of an annual
               budget for the entity, with the Managers being authorized to expend funds consistent with the annual budget as long as such expenditures do not exceed
               5% of the budgeted amounts;

                    (vii) Decisions regarding any
               claims made by or against the entity,
               including, but not limited to, decisions regarding the prosecution, settlement, or other disposition of such claims;

                    (viii) The response to any
               governmental investigation, inquiry,
               action, or the like affecting the
               business and affairs of the entity;

                    (ix) Entering into a joint venture,
               partnership, limited partnership, or
               other business arrangement with any
               third party to conduct the entity's
               business;

                    (x) The admission of any new Member
               to the entity (except to the extent that such admission is expressly authorized under this Agreement);

                    (xi) Any encumbrance, mortgage,
               pledge, or granting of a security
               interest or lien in any real or personal property owned or to be owned by the entity, except to the extent such security interest or lien is granted to secure entity financing permitted by the terms of the Credit Agreement;

                    (xii) 'The execution of any
               guaranty by the entity of another's
               obligations;

                    (xiii) The dissolution and winding
                    up of the Company;

                    (xiv) Approval of the withdrawal of
                    a Manager;

                    (xv) Appointment of a new Manager;

                    (xvi) Continuation of the Company
               in accordance with Section 16.1(d);

                    (xvii) The acquisition of any real
                    property;

                    (xviii) Developing a Project other
                    than an Alzheimer's facility;

                    (xix) The engagement of the Manager
               or any Affiliate thereof to enter into a transaction with, or to provide goods, materials, or services to the entity
               (except to the extent that such
               transaction is expressly permitted by
               the terms of this Agreement or the
               written contracts contemplated hereby);
               and

                    (xx) The issuance of any equity
               securities by the Company or its
               Subsidiaries.

          11.8 Reimbursement and Compensation. Except as otherwise provided herein, the Managers will be entitled to be reimbursed for direct payment of all reasonable and necessary business expenses incurred in the administration of the Company.
     Notwithstanding anything in this Agreement to the contrary, the Company shall not pay nor reimburse either of the Managers for:

                (a) any compensation, salary or salary-
           related expenses, or other remuneration, however designated, paid to, or incurred by Craig W, Spaulding, Jerry Erwin, or Thilo
           Best, in rendering any services to and on behalf of the Company under this Agreement.

                (b) the Manager's overhead, such as
           rent or depreciation, utilities, and capital expenditures, or any other indirect costs incurred by the Manager in maintaining its corporate offices;

                (c) any services rendered by the
           Manager or its Affiliates pursuant to a
           separate agreement between such persons and the Company, providing separately for payment for such services; or

                (d) any compensation, salary or salary-
           related expenses, or other remuneration, however designated, paid to, or incurred by, the employees of the Manager or any Affiliate thereof in rendering services to or on behalf of the Company (exclusive of services covered by subparagraph (c) above, which are to be handled as provided for therein) or any goods, services, or products not purchased for the exclusive use of the Company, except to the extent that such arrangements are disclosed to Emeritus in advance and approved by it.

     12.  Status of Members

          12.1  No Participation in Management.  Except
     as specifically provided in Section 11.7 above, no Member shall take part in the conduct or control of the

     Company's business or the management of the Company or have any right or authority to act for or on the behalf of, or otherwise bind, the Company (except a Member who may also be a Manager and then only in such Member's capacity as a Manager within the scope of such Member's authority hereunder).

          12.2  Limitation of Liability.  No Member
     shall have, solely by virtue of such Member's status as a Member in the Company, any personal liability whatever, whether to the Company, to any Members or to the creditors of the Company, for the debts or obligations of the Company or any of its losses beyond the amount committed by such Member to the capital of the Company, except as otherwise required by the Act.

          12.3  Death or Incapacity of Non-Manager
     Member. The death, incompetence, withdrawal, expulsion, bankruptcy, or dissolution of a Member, or the occurrence of any other event which terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company. Upon the occurrence of such event, the rights of such Member to share in the Net Income and Net Loss of the Company to receive distributions from the Company, an to assign an interest in the Company pursuant to Section 14.3 below shall, on the happening of such an event, devolve upon such Member's executor, administrator, guardian, conservator, or other legal representative or successor as the case may be, subject to the terms and conditions of this Agreement, and the Company shall continue as a limited liability company. However, in any such event, such legal representative or successor, or any assignee of such legal representative or successor, shall be admitted to the Company as a Member only in accordance with and pursuant to all of the terms and conditions of Section 14.4 hereof.

          12.4  Emeritus's Right Upon Death of a Manger
     or Other Similar Events.

               (a) Upon the death, incompetence,
          withdrawal, expulsion, bankruptcy, or
          dissolution of Craig W. Spaulding or Jerry
          Erwin, each of whom serves as a Manager of the Company (the "Withdrawal Event"),
          Emeritus and the remaining Manager shall designate a new person to serve as a replacement Manager, entitled to exercise all rights vested in a Manager under the terms of this Agreement. The person so designated shall have comparable skills, experience, and expertise as the Manager ceasing to function due to the Withdrawal Event (the "Withdrawing
          Manager"). The admission of such replacement
          Manager shall be done in a way that has no dilutive effect upon Emeritus's Interest in the Company, and no compensation shall be paid to such person for agreeing to serve as a replacement Manager out of the Company's assets; and any Interest such person acquires in the Company shall be out of the Interest of the Withdrawing Manager or the other
          Manager, upon such basis as the replacement
          Manager, the other Manager, and the
          Withdrawing Manager shall then determine. If no replacement Manager is designated within ninety (90) days after the Withdrawal Event, Emeritus shall have the option granted to it under Section 12.4(b).

               (b) If Emeritus and the remaining
          Manager are not able to select a mutually-acceptable replacement Manager with the skills, expertise, and background required by
          Section 12.4(a), within ninety (90) days of the Withdrawal Event, Emeritus shall have the right, but not the obligation, to acquire the Interest of the Withdrawing Manager (for this purpose, if the Withdrawal Event is triggered by Jerry Erwin, it refers to the Interest held by Erwin L.L.C.) (the "Withdrawing
          Member's Interest"), free and clear of all liens, encumbrances, or adverse claims, at the purchase price set forth in this paragraph.
          Emeritus may exercise this right by giving the Withdrawing Member or his heirs or legal representatives written notice of its intent to purchase such Interest no later than three
          (3) months after notice of the Withdrawal
          Event and by tendering to Withdrawing Member or his heirs or legal representative in cash the entire purchase price for such Interest no later than thirty (30) days after the determination of the amount payable with respect to such Interest. The purchase price for the Withdrawing Member's Interest shall equal the amount that the Withdrawing Member would have received, at the time of the Withdrawal Event, assuming that the Company had then been dissolved, all of its assets sold at their fair market value, all of its liabilities paid in full (including the withholding of reasonable amounts as cash reserves to cover known or foreseeable contingencies), and the liquidation distributions made among the Members
          (including the Withdrawing Member) as
          required by the terms of this Agreement. For purposes of this computation, the fair market value of the Company's equity investment in each of the Subsidiaries will be the amounts that would have been distributed to the Company, assuming that the Subsidiary had then been dissolved as of the date of the Withdrawal Event, all of its assets sold at their fair market value, all of its liabilities paid in full (including the withholding of reasonable amounts as cash reserves to cover known or foreseeable contingencies), and the liquidation distributions made among the Subsidiary's equity holders as required by the terms of the Subsidiary's organizational documents.
          Moreover, in determining the fair market value of each Project owned by the Company's
          Subsidiaries, such assets will be deemed to have the following values: (i) if such Subsidiary owns a Project as to which certificates of occupancy have not yet been issued, the value of such assets shall be their cost, determined in accordance with generally accepted accounting principles; and
          (ii) as to any other Project owned by a
          Subsidiary for which certificates of
          occupancy have been issued, such Project's fair market value shall be determined through agreement between Emeritus and the other
          Members, but in the event that such parties cannot reach agreement within thirty (30) days after a request from any party to determine such value, such value shall be determined, as quickly as is reasonably practicable, by an appraiser mutually agreeable to the parties (or in the absence of an agreement among them, an appraiser designated by the Company's independent public accountants). The appraised value of any asset determined by an appraiser appointed pursuant to the terms of this paragraph shall be conclusive and binding on the parties and the expenses of such appraisal shall be shared equally by the Members.

          12.5 Recourse of Members. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and such Member's Capital Contribution thereto and share of Net Income and Net Loss thereof and shall have no recourse therefor, upon dissolution or otherwise, against any Manager or any other Member.

          12.6 No Right to Proper r. No Member,
     regardless of the nature of such Member's contributions to the capital of the Company, shall have any right to demand or receive any distribution from the Company in any form other than cash, upon dissolution or otherwise.

     13. Books and Records, Accounting, Reports and
     Statements, and Tax Matters

          13.1 Books and Records. The Managers shall, at the expense of the Company, keep and maintain, or cause to be kept and maintained, the books and records of the Company on the same method of accounting as utilized for federal income tax purposes.

          13.2 Annual Accounting Period. All books and records of the Company shall be kept on the basis of an annual accounting period ending December 31 of each year, except for the final accounting period which shall end on the date of termination of the Company. All references herein to the "fiscal year of the Company" are to the annual accounting period described in the preceding sentence, whether the same shall consist of twelve months or less.

          13.3 Manager's Reports to Members. The
     Managers shall send, at Company expense, to each Member the following:

               (a) Within seventy-five (75) days after
          the end of each fiscal year of the Company, such information as shall be necessary for the preparation by such Member of such Member's federal income tax return which shall include a computation of the distributions to such Member and the allocation to such Member of profits or losses as the case may be; and

               (b) Within forty-five (45) days after
          the end of each fiscal quarter of the
          Company, a quarterly report, which shall include:

                    (i) A balance sheet;

                    (ii) A statement of income and
                    expenses;

                    (iii) A statement of changes in
                    Member's capital; and

                    (iv)     A statement of the
               balances in the Capital Accounts of the
               Members.

          13.4 Right to Examine Records. Members shall be entitled, upon written request directed to the Company, to review and copy at such Members' expense the records of the Company at all reasonable times and at the location where such records are kept by the Company.

          13.5 Tax Matters Partner. Should there be any controversy with the Internal Revenue Service or any other taxing authority involving the Company, the Managers may expend such funds as they deem necessary and advisable in the interest of the Company to resolve such controversy satisfactorily, including, without being limited thereto, attorneys' and accounting fees. Craig W.
     Spaulding is hereby designated as the "Tax Matters
     Partner" as referred to in Section 6231(a)(7)(A) of the Code and is specially authorized to exercise all of the rights and powers now or hereafter granted to the Tax Matters Partner under the Code.

          Any cost incurred in the audit by any
     governmental authority of the income tax returns of a Member (as opposed to the company) shall not be a Company expense. The Managers agree to consult with and keep the Members advised with respect to (i) any income tax audit of a Company income tax return, and (ii) any elections made by the Company for federal, state, or local income tax purposes.

          13.6 Tax Returns. The Managers shall, at
     Company expense, cause the Company to prepare and file a United States Partnership Return of Income and all other tax returns required to be filed by the Company for each fiscal year of the Company.

          13.7 Tax Elections. The Managers shall be permitted in their discretion to determine whether the Company should make an election pursuant to
     Section 754 of the Code to adjust the basis of the assets of the Company. Each of the Members shall, upon request, supply any information necessary to properly give effect to any such election. In addition, the Managers, in their sole discretion, shall be authorized to cause the Company to make and revoke any other elections for federal income tax purposes as they deem appropriate, necessary, or advisable.

     14. Transfers of Company Interests; Withdrawal and Admission of Members

          14.1 General Provision. No Member may
     voluntarily or involuntarily, directly or indirectly, sell, transfer, assign, pledge, or otherwise dispose of or mortgage, pledge, hypothecate, or otherwise encumber, or permit or suffer, any encumbrance of all or any part of such Member's interest in the Company, except as provided in this Section 14. Any other purported sale, transfer, assignment, pledge, or encumbrance shall be null and void and of no force or effect whatsoever. Notwithstanding anything in this
     Agreement to the contrary, each of the Members is authorized to grant to Emeritus a first priority and exclusive security interest in such Member's
     Interest in the Company to secure the Company's performance under the Credit Agreement and related documents: In addition, if Emeritus becomes a Member of the Company, it may assign part or all of any Interest it acquires to Daniel R. Baty or any of his Affiliates, and any such transfer shall be effective at such time as the Company receives written notice thereof.

          14.2 Withdrawal of Member. A Member shall have no power to withdraw voluntarily from the Company, except that a Member may withdraw upon written approval of a majority of the non-withdrawing Members voting by Percentage
     Interests, which approval shall include the terms for redemption by the Company of the Interest of such Member.

          14.3 Transfer by Members.

                (a) A Member's Company Interest may be
           transferred in each of the following
           instances:

                    (i) In the event of the death of
               Best, his Company Interest may be
               transferred by bequest or by operation
               of law of intestate succession.

                    (ii) In the event of the death of
               Spaulding and a replacement Manager is
               agreed upon pursuant to Section 12.4(a)
               above, his Company Interest may be
               transferred by bequest or by operation
               of law of intestate succession.

                    (iii) In the event Emeritus becomes
               a Member of the Company, it may assign
               part or all of its Company Interest to
               Daniel R. Baty or any of his Affiliates
               as provided in Section 14.1 above.

                Any transfer made under this Section
           14.3(a) must comply with the
           provisions of Section 14.3(b)(ii), (iii), and (d) and Section 14.4(a)(ii), (iii),
           (iv), and (b) hereof.

                (b) Subject to any restrictions on
           transferability required by law or contained elsewhere in this Agreement, a Member may transfer such Member's entire interest in the Company upon satisfaction of the following conditions:

                     (i) The transfer shall be approved
                in writing by the Managers and
                Emeritus, which approvals may be
                granted or denied in their sole
                discretion.

                     (ii) The transferor and transferee
                shall have executed and acknowledged
                such reasonable and customary
                instruments as the Managers may deem
                necessary or desirable to effect such
                transfer; and

                     (iii) The transfer does not
                violate any applicable law or
                governmental rule or regulation,
                including, without limitation, any
                federal or state securities laws.

               (c) At the time of a transfer of any
          Member's interest, whether or not such
          transfer is made in accordance with this
          Section 14.3, all the rights possessed as a Member in connection with the transferred interest, which rights otherwise would be held either by the transferor or the transferee, shall terminate against the
          Company unless the transferee is admitted to the Company as a Substitute Member pursuant to the provisions of Section 14.4 hereof;
          provided, however, that if the transfer is made in accordance with this Section 14.3, such transferee shall be entitled to receive distributions to which his transferor would otherwise be entitled from and after the effective date of such transfer, which date shall be specified by the Managers and shall be no later than the last day of the calendar month following the first calendar month during which the Managers have received notice of the transfer and all conditions precedent to such transfer provided for in this Agreement have been satisfied. The
          Company and the Managers shall be entitled to treat the transferor as the recognized owner of such interests until such effective date and shall incur no liability for distributions made in good faith to the transferor prior to the effective date.

               (d) Notwithstanding any other provision
          of this Agreement, a Member may not transfer such Member's interest in any case if such a transfer, when aggregated with all other transfers within a twelve (12) month period, would cause the termination of the Company as a partnership for federal income tax purposes pursuant to Section 708 of the Code, unless such transfer has been previously approved by the Managers.

          14.4 Admission of Transferees as Members

                 (a)     No transferee of a Member
            shall be admitted as a Member unless all of the following conditions have been satisfied:

                      (i) The transfer complies with
                      Section 14.3;

                      (ii) The prospective transferee
                 has executed an instrument, in form
                 and substance satisfactory to the
                 Managers, accepting and agreeing to be
                 bound by all the terms and conditions
                 of this Agreement, including the power
                 of attorney set forth in Section 17
                 hereof and has paid all expenses of
                 the Company in effecting the transfer;

                      (iii) All requirements of the Act
                 regarding the admission of a
                 transferee Member have been complied
                 with by the transferee, the
                 transferring Member, and the Company;
                 and

                      (iv) Such transfer is effective
                 in compliance with all applicable
                 state and federal securities laws.

                 (b) In the event of a transfer
            complying with all the requirements of
            Section 14.3 hereof and the transferee
            being admitted as a Member pursuant to this
            Section 14.4, the Managers, for themselves and for each Member pursuant to the Power of Attorney granted by each Member, shall execute an amendment to this Agreement and file any necessary amendments to the certificate of formation for the Company.
            Unless named in this Agreement, as amended from time to time, no person shall be considered a Member.

          14.5 Admission of Additional Members.
     Additional Members of the Company may be admitted as follows:

               (a) If a proposed additional Member
          desires to purchase an Interest from the Company, such purchase may be made and the admission of the additional Member shall become effective only if approved by unanimous vote of the existing Members and Emeritus and compliance with the provisions of this Section 14.5;

               (b) Emeritus will be admitted, without
          requiring additional consents or approvals of the Members or the Managers or the taking of any other action, as an additional Member at such time as Emeritus exercises its option to convert the Emeritus Corporation Loan into an equity interest in the Company as permitted by Section 7.4(c). There are no additional conditions to Emeritus's admission to the Company. The Company will, however, cause an amendment to this Agreement to be promptly prepared to evidence Emeritus's decision to convert its debt into an equity interest in the Company. Emeritus's rights as a new
          Member are, however, not contingent upon the Company's preparing such an amendment. In addition, Emeritus shall have the right to be admitted as a new Member, without any further consent or approval and without the taking of any additional action by any of the Members or the Managers, if it succeeds to the rights of one or more of the Members' Interests in the Company by virtue of action taken by Emeritus under the Pledge and Security
          Agreements, pursuant to which such Interests are pledge to Emeritus by the Member.

               (c) All additional Members [other than
          Emeritus under Section 14.5(b)] must comply with the requirements relating to the admission of transferees of Members set forth in Section 14.4(a)(ii), (iii), and (iv) hereof.

          14.6 Put/Call Option.

               (a) Put/Call Offering Notice. Emeritus
          on the one hand or the other Members on the other hand (the "Initiating Members") may, at any time after Emeritus's admission to the Company as a Member, elect by giving notice
          (the Put/Call Offering Notice") to the other
          Members (the
          "Responding Members") to exercise the
          Put/Call mechanism provided under this
          Section 14.6, whereupon the provisions of this Section 14.6 shall apply. The Put/Call
          Offering Notice shall constitute the
          Initiating Members' offer to sell it or their own Interest in the Company to the Responding
          Members or to purchase the Responding
          Members' Interest in the Company. For
          purposes of this Section 14.6, decisions by the other Members (exclusive of Emeritus)
          (the "Other Members") must be unanimous to be effective. If the Other Members are obligated to purchase the Interest of Emeritus under this Section, such Interest when purchased shall be allocated among them in proportion to their then existing Interests in the Company, unless they otherwise agree to a different sharing arrangement.

                 (b) Purchase Price. The Initiating
            Members shall specify in their offering
            notice the cash purchase price at which the Initiating Members would be willing to purchase, in an all-cash transaction, all of the assets of the Company, assuming such assets were free of debt.

                 (c) Exercise of Put,/Call. Upon
            receipt of the Put/Call Offering Notice, the Responding Members shall then be obligated either:

                      (i) To sell to the Initiating
                 Members for cash its or their Interest
                 in the Company at a price equal to the
                 amount the Responding Members would
                 have been entitled to receive upon
                 dissolution of the Company pursuant to
                 the terms of this Agreement if the
                 Company had sold all of its assets for
                 cash to a third party at the price set
                 forth in the Put/Call Offering Notice,
                 subject to adjustment as provided in
                 Section 14.6(e)(ii), had discharged in
                 full all of the Company's liabilities,
                 had withheld a reasonable amount as a
                 cash reserve to cover known or
                 foreseeable contingencies, and had
                 distributed the balance among all
                 Members in accordance with the
                 liquidation provisions of this
                 Agreement; or

                    (ii) To purchase the Interest of
               the Initiating Members for cash at a
               price equal to the amount the Initiating
               Members would have been entitled to
               receive upon dissolution of the Company
               pursuant to the terms of this Agreement
               if the Company had sold all of its
               assets for cash to a third party at the
               price set forth in the Put/Call Offering
               Notice, subject to adjustment as
               provided in Section 14.6(e)(ii), had
               discharged in full all of the Company's
               liabilities, had withheld a reasonable
               amount as a cash reserve to cover known
               or foreseeable contingencies, and had
               distributed the balance among all
               Members in accordance with the
               liquidation provisions of this
               Agreement.

                 The Responding Members shall notify
            the Initiating Members of its or their
            election within ninety (90) days after the date of receipt of the Put/Call Offering
            Notice. Failure to give notice within such ninety (90) day period shall be deemed the Responding
            Members' election to sell its or their
            Interest in the Company. The decision of the Responding Members must be unanimous;
            but in the absence of a unanimous decision by the Responding Members, they will be deemed to have unanimously decided to sell their Interest to the Initiating Members.

                    (iii) If, following an election by
               the Responding, Members to purchase
               under Section 14.6(c)(ii), the
               Responding Members shall fail to
               consummate the purchase of the
               Initiating Members' entire Interest in
               accordance with Section 14.6(e), then
               the Responding Members shall sell to the Initiating Members pursuant to Section
               14.6(c)(i), provided that the purchase
               price paid to the Responding Members
               shall be reduced by an amount equal to
               ten percent (10%) of the price the
               Responding Members were to pay the
               Initiating Members pursuant to Section
               14.6(c)(ii). THE PARTIES HAVE AGREED
               THAT THE INITIATING MEMBERS' ACTUAL
               DAMAGES, IN THE EVENT OF THE FAILURE OF
               THE RESPONDING MEMBERS TO CONSUMMATE THE
               PURCHASE OF THE INITIATING MEMBERS'
               INTEREST PURSUANT TO SECTION
               14.6(C)(ii), WOULD BE EXTREMELY
               DIFFICULT OR IMPRACTICABLE TO DETERMINE;
               THEREFORE, BY THE EXECUTION OF THIS
               AGREEMENT, THE  PARTIES PLEDGE THAT THE
               AMOUNT OF THE PRICE REDUCTION CALCULATED
               IN ACCORDANCE WITH THIS SUBPARAGRAPH
               (iii) REPRESENTS THE PARTIES' REASONABLE
               ESTIMATE OF THE AMOUNT OF A DEPOSIT THAT
               A THIRD PARTY WOULD REASONABLY POST IN
               CONNECTION WITH THE SALE OF THE
               INITIATING MEMBERS' INTEREST IN THE
               COMPANY TO A THIRD PARTY; AND SUCH
               AMOUNT HAS BEEN AGREED UPON, AFTER
               NEGOTIATION, AS THE PARTIES' REASONABLE
               ESTIMATE OF THE INITIATING MEMBERS'
               DAMAGES AND AS THE INITIATING MEMBERS'
               EXCLUSIVE REMEDY, TOGETHER WITH THE SALE
               OF THE RESPONDING MEMBERS' INTEREST IN
               THE COMPANY TO THE INITIATING MEMBERS
               PURSUANT TO THIS SUBPARAGRAPH (iii)
               AGAINST THE RESPONDING MEMBERS, AT LAW
               OR IN EQUITY, IN THE EVENT OF THE
               FAILURE OF THE RESPONDING MEMBERS TO
               CONSUMMATE THE PURCHASE OF THE
               INITIATING MEMBERS' INTEREST PURSUANT TO
               SECTION 14.6(C)(ii).

                (d) Limitation on Exercise.
           Notwithstanding anything to the contrary above, the Put/Call option described above shall not be exercised by either Emeritus or the Other Members unless and until Emeritus becomes a Member of the Company.

                (e) Closings.

                    (i) Location and Time Periods. The
               closing of any sale of an Interest in
               the Company pursuant to this Section
               14.6 (the "Closing" shall be held at the principal offices of the Company, unless otherwise mutually agreed, on a mutually acceptable date not more than ninety
               (90) days (provided, however, that this
               90-day period may be extended
               to a period of not more than one hundred eighty (180) days as long as the Member(s) buying the Interest obtain a letter of intent from a financial institution to provide any needed financing within the initial ninety (90) day period and thereafter proceed to close the purchase within the aforementioned 180-day period] after (a) receipt of the written notice of election provided by Section 14.6(b),
               (b) if the Responding Members fail to
               make the election required by Section
               14.6(b), the expiration of the time
               within which the Responding Members must so elect as provided in Section 14.6(b), or (c) in the case of a sale to the Initiating Members pursuant to Section
               14.6(c)(iii), the last day upon which
               the Responding Members had a right to
               purchase the Interest of the Initiating
               Members pursuant to paragraph (a) of
               this Section 14.6(e).

                    (ii) Closing Adjustments. At the
               Closing, any Closing adjustments which
               are then usual and customary in King
               County, Washington, shall be made
               between the purchasing party and the
               selling party as of the date of Closing.
               'The price to be paid for the selling
               Member's Interest also shall be adjusted as follows: there shall be determined, as of the date of the Closing, (a) the aggregate amount of all additional
               Capital Contributions made by the
               selling Member(s) pursuant to Section 7, between the date as of which the price for such Interest was established and the date of the Closing, and (b) the aggregate amount of all distributions made to the selling Member(s) during such period pursuant to Section 10. If the amount determined under (a) exceeds the amount determined under (b), the price shall be increased by an amount equal to such excess; if the amount determined under (b) exceeds the amount determined under (a), the price shall be decreased by an amount equal to such excess. Any Member transferring its
               Interest shall transfer such Interest
               free and clear of any liens,
               encumbrances, or any interests of any
               third party and shall execute or cause
               to be executed any and all documents
               required to fully transfer such Interest to the acquiring Member, including, but not limited to, any documents necessary to evidence such transfer and all documents required to release any
               Interest of a Member's spouse or any
               other party who may claim an interest in such Member's Company Interest. Any monetary default by the selling Member must be cured out of the proceeds from such sale at the Closing. Following the date of Closing, the selling Member shall have no further rights to any distributions by the Company or other
               Company income, and all such rights
               shall vest in the selling Member's
               transferee.

                    (iii)  As of the effective date of
               any transfer permitted hereunder by a
               Member of its entire Interest in the
               Company, such Member's rights and
               obligations hereunder shall terminate
               except as to items accrued as of such
               date and except as to any indemnity
               obligations of such Member attributable
               to acts or events occurring prior to
               such date. Thereupon, except as limited
               by the preceding sentence, this
               Agreement shall terminate as to the
               transferring Member but shall remain in
               effect as to the other Member(s) and the Company. In the event of a transfer of a Member's entire Company Interest to the other Member (or its designee), the Member to whom (or to whose designee) such Interest is transferred shall indemnify, defend, and hold harmless the Member so transferring its Company Interest from and against any and all claims, demands, losses, liabilities, expenses, actions, lawsuits, and other proceedings, judgments, awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred in, or arising directly or indirectly, in whole or in part, out of operation of the business of the Company, excluding only those liabilities, if any, accruing prior to the date of such transfer.

               (f) Erwin's L.L.C.'s Interest in Aurora
          Bay I. If, as a result of the application of this Section 14.6, Emeritus exercises the right to purchase the Interest of Erwin
          L.L.C. in the Company, concurrent with the exercise of such right, Emeritus shall acquire, and Erwin L.L.C. shall transfer for no additional consideration, any and all right, title, and interest that Erwin L.L.C.
          has in any Subsidiary of the Company, free and clear of all liens, encumbrances, and adverse claims. Erwin L.L.C. acknowledges that the amount payable to it under this Section constitutes adequate consideration for both its interest in the Company as well as its Interest in each of the Subsidiaries.

     15. Resignation and Admission of Manager.

          15.1 Resignation of Manager. A Manager shall not be entitled to resign as Manager. Moreover, if a Manager resigns in contradiction to this prohibition, such resigning Manager shall be liable to the Company for any and all damages, liabilities, costs, and expenses incurred by the Company or the other Members as a result of such resignation.

          152 Death or Incompetency of Manager. A
     Manager shall cease to be a Manager upon the death, incompetency, bankruptcy, or dissolution of such Manager.

          15.3 Removal of a Manager. A Manager that is a Member may be removed as a Manager upon the unanimous written approval of the remaining
     Members. A Manager that is not a Member may be removed as a Manager upon the unanimous written approval of Members, provided any Member which is owned in whole or in part by the Manager sought to be removed shall not be entitled to vote on such Manager's removal, and the unanimous written approval of the remaining Members shall be necessary and sufficient to remove such Manager.
     Removal of a Manager who is a Member of the Company, pursuant to this Section 15.3, shall not affect such Manager's interest as a Member of the Company, if any.

          15.4 Appointment of a New or Replacement
     Manager. A new or replacement Manager may be appointed with the written approval of Members holding a majority of the Percentage Interests of the Company and by Emeritus, provided, however, that at all times there must be at least one
     Manager in the Company.

     16. Dissolution, Winding Up, and Termination

          16.1 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the happening of the first to occur of any of the following events:

               (a) Expiration of the term of the
          Company stated in Section 6 hereof;

               (b) Entry of a decree of administrative
          or judicial dissolution pursuant to the Act;

               (c) The sale or other disposition of all or substantially all of the assets of the Company;

               (d) The death, incompetence, withdrawal, expulsion, resignation, removal, bankruptcy, or dissolution of the last remaining Manager of the Company, unless (i) within 12t1 days of such occurrence, Members owning at least a majority of Percentage Interests in the Company, consent to the appointment of a new
          Manager(s) in accordance with Section 15.4, in which case the business of the Company shall be carried on by the newly appointed
          Manager(s);

               (e) The unanimous written approval of
               the Members to dissolve.

          162 Winding Up.

               (a) Upon dissolution of the Company for
          any reason, the Managers shall commence to wind up the affairs of the Company and to liquidate its assets. In the event the Company has terminated because the Company lacks a Manager, then the remaining Members shall appoint a new Manager solely for the purpose of winding up the affairs of the Company. The Managers shall have the full right and unlimited discretion to determine the time, manner, and terms of any sale or sales of Company Property pursuant to such liquidation. Pending such sales, the Managers shall have the right to continue to operate or otherwise deal with the assets of the Company. A reasonable time shall be allowed for the orderly winding up of the business of the Company and the liquidation of its assets and the discharge of its liabilities to creditors so as to enable the Managers to minimize the normal losses attendant upon a liquidation, having due regard to the activity and condition of the relevant markets for the Company properties and general financial and economic conditions.

               (b) The Managers shall cause the
          proceeds from the sale and liquidation of the Company's property to be applied and distributed in the following order:

                     (i) First to the payment and
                discharge of all of the Company's debt
                and liabilities to creditors, including
                payments of any Manager Loans and other
                loans to Members and their affiliates,
                and all expenses of liquidation;

                    (ii) Second, after giving effect to
               all the allocations associated with the
               Company's liquidation, to Members in
               proportion to their Capital Account
               balances; and

                    (iii) Thereafter, the balance, if
               any, to the Members in proportion to
               their Percentage Interests.

               (c) It is intended and anticipated that
          the amount of cash distributed upon a
          termination or dissolution of the Company should equal the sum of the Members' Capital
          Accounts after adjustments of such balance in accordance
     with Sections 7 and 8 hereof

          16.3 Certificate of Cancellation: Report;
     Termination. Upon the dissolution and completion of winding up of the Company, the Managers shall execute and file a certificate of cancellation for the Company. Within a reasonable time following the completion of the liquidation of the Company's assets, the Managers shall prepare and furnish to each Member, at the expense of the Company, a statement which shall set forth the assets and liabilities of the Company as of the date of complete liquidation and the amount of each Member's distribution pursuant to Section 162 hereof. Upon completion of the liquidation and distribution of all Company funds, the Company shall terminate, and the Managers shall have the authority to execute and file all documents required to effectuate the termination of the Company.

     17. Special and Limited Powers of Attorney.

               (a) The Managers or either of them, with full power of substitution, shall at all times during the existence of the Company have a special and limited power of attorney as the authority to act in the name and on the behalf of each Member to make, execute, swear to, verify, acknowledge, and file the following documents and any other documents deemed by the Managers to be necessary for the business of the Company;

                (b) This Agreement, any separate
          certificate of formation, fictitious business name statements, as well as any amendments to the foregoing which under the laws of any state are required to be filed or which the Managers deem it advisable to file; .

               (c) Any other instrument or document
          which may be required to be filed by the Company under the laws of any state or by any governmental agency or which the Managers deem advisable to file; and

               (d) The special and limited power of
          attorney granted to the Managers hereby:

                    (i) Is a special and limited power
               of attorney coupled with an interest, is irrevocable, shall survive the dissolution or incompetency of the granting Members and is limited to those matters herein set forth;

                    (ii) May be exercised by either of
               the Managers (or by any authorized
               officer of the Manager, if not a natural person) for each Member by referencing the list of Members on Appendix A and executing any instrument with a single signature acting as attorney-in-fact for all of them;

                    (iii) Shall survive a transfer by a
               Member of such Member's interest in the
               Company pursuant to Section 14.3 hereof
               for the sole purpose of enabling the
               Manager to execute, acknowledge, and
               file any instrument or document
               necessary or appropriate to admit a
               transferee as a Member; and

                    (iv) Notwithstanding the foregoing,
               in the event that a Manager ceases to be a Manager in the Company, the power of attorney granted by this Section 17 to such Manager shall terminate immediately; but any such termination shall not affect the validity of any documents executed prior to such termination or any other actions previously taken pursuant to this power of attorney or in reliance upon its validity, all of which shall continue to be valid and binding upon the Members in accordance with their terms.

     18. Amendments. Except as otherwise provided by law, this Agreement may be amended in any respect by the unanimous written approval of the Members and Emeritus.

     19. Miscellaneous.

          19.1 Notices. Any notices of communications required or permitted to be delivered hereunder must be in writing and shall be deemed to be delivered (i) upon receipt if delivered personally or (ii) upon deposit in the United States Mail, certified, return receipt requested, postage prepaid, addressed to the Members, as the case may be, or (iii) upon receipt of a facsimile transmission, at the following addresses and/or facsimile numbers: .

                         Erwin Investors I, L.L.C.,
                         Member c/o Jerry Erwin
                         9817 N. E. 54th Street
                         Vancouver, Washington 98662
                         Phone: 360-254-9442 Fax #: 360-
                         254-1770

                         Craig W. Spaulding, Manager
                         and Member 5720 LBJ Freeway
                         Suite 450, Lock Box 16
                         Dallas, Texas 75240 Phone: 972-
                         458-0025 Fax #: 972-458-2233

                         Jerry Erwin, Manager 9817 N.
                         E. 54th Street
                         Vancouver, Washington 98662
                         Phone: 360-254-9442 Fax #: 360-
                         254-1770

                         Thilo Best, Member
                         18254 Westminister Drive Lake
                         Oswego, Oregon 97034 Phone:
                         503-638-0431 Fax #: 503-638-
                         6672

          19.2 Entire Agreement. This Agreement
     constitutes the entire agreement among the parties and supersedes any prior agreement or understandings among them, oral or written, all of which are hereby cancelled. This Agreement may not be modified or amended other than pursuant to
     Section 18 hereof.

          19.3 Captions; Pronouns. The paragraph and section titles or captions contained in this Agreement are inserted only as a matter of convenience of reference. Such titles and captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any provision hereof. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identify of the person or persons may require.

          19.4 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an executed original counterpart of this Agreement.

             19.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington.

             19.6 Expiration of Emeritus's Rights. The rights granted to Emeritus will expire and be of no further force and effect if each of the following conditions is satisfied: (i) Emeritus does not exercise its right to convert the Emeritus Corporation Loan into an equity interest in the Company prior to the expiration of such right under the Convertible Promissory
        Note, and (ii) the Company discharges, and each of the Members discharges, in full any and au obligations it owes to Emeritus under the Credit Agreement, the Convertible Promissory
        Note, and any other documents executed in connection therewith.

             19.7 Members' Percentage Interest
        Following Conversion by Emeritus. Provided the
        Interest of each Member as provided in Appendix
        A hereto has not at such time changed, upon conversion by Emeritus of the Emeritus
        Corporation Loan, the Percentage Interest of the Members shall be as follows:

                  Emeritus Corporation       48%
                  Erwin Investors I, L.L.C.  25%
                  Craig W. Spaulding         25%
                  Thilo Best                   2%









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               intentionally left blank )

        WITNESS WHEREOF the parties have executed this Agreement as of the date first hereinabove written.



                         MEMBERS:



                         /s/ Craig W. Spaulding

----------------------------------------
                         Craig W. Spaulding


                         ERWIN INVESTORS I, L.L.C.

                         By:  /s/ Jerry Erwin

--------------------------------------
                                 Jerry Erwin

                         /s/ Thilo Best
                         ------------------------------
---------
                         Thilo Best

                         MANAGERS:


                         /s/ Craig W. Spaulding

----------------------------------------
                         Craig W. Spaulding


                         /s/ Jerry Erwin

----------------------------------------
                         Jerry Erwin